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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of the U.S. Office Products Company of our report dated February 2 , 1996 relating to the financial statements of School Specialty, Inc., which report appears in the Current Report on Form 8-K dated September 23, 1996 of U.S. Office Products Company. We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.


                                          /s/ ERNST & YOUNG LLP


Milwaukee, Wisconsin
September 26, 1996